Exhibit 99.1

Hercules Technology Growth Capital Announces $50 Million Share Repurchase Program

PALO ALTO, Calif.--(BUSINESS WIRE)--March 4, 2015--Hercules Technology Growth Capital, Inc. (NYSE:HTGC) (“Hercules” or the “Company”), the leading specialty finance company focused on providing senior secured loans to venture capital-backed companies in technology-related industries, including technology, biotechnology, life science, and energy & renewable technology, at all stages of development, today announced that its Board of Directors has approved a $50 million share repurchase program.

“Creating sustainable, long-term shareholder returns has long been a hallmark of Hercules. Given the underlying strength of our business, our balance sheet and continued confidence in the long-term outlook of our Company, we are pleased to have a share repurchase program in place which enables us to allocate capital to repurchase shares when we believe the repurchases will increase value for long-term shareholders,” said Manuel Henriquez, chairman and chief executive officer of Hercules Technology Growth Capital.

Under the program authorized by its Board of Directors, Hercules may repurchase shares of its common stock in the open market, including block purchases, at prices that may be above or below the net asset value as reported in its then most recently published financial statements. Hercules anticipates that the manner, timing, and amount of any share purchases will be determined by Hercules management based upon the evaluation of market conditions, stock price, and additional factors in accordance with regulatory requirements.

Hercules expects that the share repurchase program will be in effect until August 24, 2015, or until the approved dollar amount has been used to repurchase shares. Pursuant to the Investment Company Act of 1940, as amended, Hercules is required to notify shareholders when such a program is initiated or implemented. The repurchase program does not require Hercules to acquire any specific number of shares and may be extended, modified, or discontinued at any time.

About Hercules Technology Growth Capital, Inc.:

Hercules Technology Growth Capital, Inc. (NYSE:HTGC) (“Hercules”) is the leading specialty finance company focused on providing senior secured loans to venture capital-backed companies in technology-related industries, including technology, biotechnology, life science, and energy & renewable technology, at all stages of development. Since inception (December 2003), Hercules has committed more than $4.9 billion to over 310 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under the ticker symbol "HTGC."

In addition, Hercules has three outstanding bond issuances of 7.00% Notes due April 2019, 7.00% Notes due September 2019, and 6.25% Notes due July 2024, which trade on the NYSE under the symbols “HTGZ,” “HTGY,” and “HTGX,” respectively.

Forward-Looking Statements:

The information disclosed in this release is made as of the date hereof and reflects Hercules most current assessment of its historical financial performance. Actual financial results filed with the Securities and Exchange Commission may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors we identify from time to time in our filings with the Securities and Exchange Commission. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

CONTACT:
Hercules Technology Growth Capital, Inc.
Michael Hara, 650-289-3060 HT-HN
Investor Relations and Corporate Communications
mhara@htgc.com